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                                                                     Exhibit 5.1


               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                             December 23, 1996


Corporate Express, Inc.
325 Interlocken Parkway
Broomfield, Colorado 80021

        Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

        We are counsel to Corporate Express, Inc. (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration by the Company of up to (i) $325,000,000 principal amount of its 4 1/2% Convertible Notes due 2000 (the "Notes") and (ii) 6,500,000 (or such other number as may be issuable upon conversion of the Notes as a result of the antidilution provisions thereof) shares of common stock, par value $0.002 per share, of the Company (the "Common Stock" and, together with the Notes, the "Securities") issuable upon conversion of the Notes, in each case, to be sold by the holders of the Securities. The Notes were originally issued under an Indenture, dated as of June 24, 1996 (the "Indenture"), by and between the Company and Bankers Trust Company, as trustee (the "Trustee").

        We have examined an executed copy of (i) Amendment No. 1 to the Registration Statement and all exhibits thereto, (ii) the Indenture, and
(iii) the Notes. We have also examined such corporate records of the Company including the Company's certificate of incorporation, by-laws and certain resolutions adopted by the Board of Directors of the Company, relating to the issuance of the Securities, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents
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December __,1996
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submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and respresentatives of the Company, and by public officials.

           Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

           1. The Notes have been duly authorized by requisite corporate action on the part of the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and are entitled to the benefit (and are subject to all of the limitations) provided for by the Indenture, except that enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

           2. The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized by the Company and, when issued and delivered upon such conversion in accordance with the terms and provisions of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

           We express no opinion herein concerning any law other than the General Corporation Law of the State of Colorado.

           We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll